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                                                                 EXHIBIT 10.4

                            CENTURY BANCSHARES, INC.

                 NON-QUALIFIED STOCK OPTION PLAN FOR DIRECTORS


       SECTION 1.  History and Purpose of the Plan.

       (a) History. Effective as of the 11th day of February, 1987, the Board of Directors of Century Bancshares, Inc., a Delaware corporation (the "Company") hereby further amends and restates the terms of the Century Bancshares, Inc. Non-Qualified Stock Option Plan For Directors ("Plan") to provide that option's may be exercised by tendering shares of Common Stock (as that term is defined below) already owned by the optionee. The Plan was established by the Company on November 19, 1986.

       (b) Purpose. The purpose of the Plan is to encourage ownership of the common stock, $1.00 par value ("Common Stock"), of the Company, by directors of the Company and/or its bank subsidiaries (the "Bank") and to provide increased incentive for such individuals to render services and to exert maximum effort for the business success of the Company and the Bank.

       SECTION 2. Administration of the Plan. The Board of Directors (the "Board") of the Company shall appoint and maintain a Stock Option Committee ("Committee") which shall consist of at least three officers of one of the Company's bank subsidiaries who shall not have been eligible to participate in the Plan at any time within one year prior to appointment and shall serve without compensation at the pleasure of the Board. No member of the Committee shall be eligible to receive stock options under the Plan while serving on the Committee. The Committee shall have full power and authority to designate participants and to interpret the provisions and supervise the administration of the Plan. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by the affirmative vote of a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority at a meeting duly held.

       SECTION 3. Stock Reserved for the Plan. Subject to adjustment as provided in Section 6(i) hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan is 30,000. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock of the Company and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full,
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the shares theretofore subject to such option may again be made subject to an option under the Plan.

       SECTION 4. Eligibility. The persons eligible to participate in the Plan as recipients of options shall be directors of the Company and/or the Bank. An individual who has been granted an option hereunder shall remain eligible to receive an additional option or options, if the Committee shall so determine.

       SECTION 5.  Grant of Options.  The Committee shall have the authority
(i) to determine, authorize, and designate those individuals of the Company or the Bank who are to receive options under the Plan, and (ii) to determine the number of shares to be covered by such options and the terms thereof. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to it, the Committee shall have discretionary authority to interpret the Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

       SECTION 6. Terms and Conditions. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

              (a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed seven years from the date of grant) and shall provide that the option shall expire at the end of such period.

              (b) Option Price. The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be determined by the Committee at the time the option is granted and shall not be less than the fair market value of a share of Common Stock on the date the option is granted, as determined by the Committee.

              (c) Exercise Period. Any option may be exercised on and after the date on which the option is granted.

              (d) Procedure for Exercise. Options shall be exercised by the manner set out in this paragraph. Ten (10) days prior to exercise of an option, the optionee shall deliver to the Company by the U.S. mails or by hand delivery an irrevocable written notice (a) setting forth the number of shares with respect to which the option is exercised and (b) specifying the address to which the shares are to be mailed. Such notice shall be deemed to be received by





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       the Company on the date the notice was mailed, if sent through the U.S.
       mails, or on the date actually received by the Company, if the notice is delivered other than by the U.S. mails. Such notice shall be accompanied by consideration equal to the option price for the shares to be acquired by the exercise of the Option (the "Option Price Amount") in the form of (i) cash, (ii) cashier's check, bank draft, or postal or express money order payable to the order of the Company, (iii) shares of Common Stock already owned by the optionee, duly endorsed to the order of the Company, having a total fair market value (as determined by the Committee) equal to the Optionee Price Amount, or (iv) any combination of the above-described consideration equal to the Option Price Amount. The Committee shall determine the value of any shares of the Company stock paid to the Company to satisfy the Option Price Amount. Such value shall be determined as of the date the notice is deemed to be received by the Company. As promptly as practicable after receipt of such written notice and the Option Price Amount, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee at the address specified in the notice.

              (e) Termination of Service. If an individual to whom an option has been granted ceases to render services for the Company or the Bank for any reason other than death or disability, the options granted to him shall thereupon terminate. However, options which are exercisable on the date of such termination may be exercised during a three-month period beginning on such date; provided further, if an optionee's service is terminated because of the optionee's dishonesty, theft, embezzlement from the Company or the Bank, disclosing trade secrets of the Company or the Bank, willful violation of any rules of the Company or the Bank pertaining to the conduct of individuals performing services for the Company or the Bank, or the commission of a willful felonious act while in the employment of the Company or the Bank or performing services for the Company or the Bank, then any option or unexercised portion thereof granted to said optionee, shall expire upon such termination.

              (f) Disability or Death of Optionee. In the event of the disability or death of an optionee under the Plan while he is employed or performing services for the Company or the Bank, the options previously granted to him may be exercised (to the extent he would have been entitled to do so at the date of his disability or death) at any time and from time to time, within a period of one year after his disability or death, by the former individual, by the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option agreement. An individual shall be deemed to be disabled if, in the opinion of a physician selected by the





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       Committee, he is incapable of performing services for the Company or the
       Bank by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

              (g) Assignability. An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution. During the lifetime of an optionee, an option shall be exercisable only by him.

              (h) Stock Options. Each option agreement shall contain such terms and provisions as the Committee may determine to be necessary or desirable.

              (i) No Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to shares covered by an option until the date of issuance of a stock certificate for such shares; except as provided in Section 6(i), no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

              (j) Extraordinary Corporate Transactions. New option rights may be substituted for the option rights granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of the Company or such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved, including substitution or assumption which will allow any stock options to continue to qualify as such. In the event such employer corporation, or parent or subsidiary of the Company or such employer corporation, does not substitute new option rights for, and substantially equivalent to, the option rights granted hereunder, or assume the option rights granted hereunder, the option rights granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 50% of the outstanding Common Stock; provided, however, that option granted under this Plan shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization, or similar occurrence, to exercise any unexercised option rights granted hereunder.

              (k) Changes in Company's Capital Structure. The existence of outstanding options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation





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       of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. However, if the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price.

              (l) Investment Representation. Each option agreement shall contain a provision that, upon demand by the Committee for such a representation, the optionee (or any person acting under Section 6(d)) shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the expiration of the option period and prior to the delivery of certificates representing shares issued upon exercise of the option shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

       SECTION 7. Amendments or Termination. The Board of Directors of the Company may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any individual, without his consent, under any option theretofore granted, or which, without the approval of the shareholders, would: (i) except as is provided in Section 6(h) of the Plan, increase the total number of shares reserved for the purposes of the Plan, (ii) change the class of persons eligible to participate in the Plan as provided in Section 4 of the Plan, (iii) extend the option period provided for in Section 6(a) of the Plan, (iv) extend the expiration date of this Plan set forth in Section 11 of the Plan, (v) decrease to any extent the option price of any option granted under the Plan or (vi) withdraw the administration of the Plan from the Committee.

       SECTION 8. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.





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       SECTION 9.  No Right to Company Employment or Service.  Nothing in this
Plan or as a result of any option pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment or rendering of service at any time. Options granted under this Plan shall not be affected by any change of employment so long as the individual continues to perform services for the Company. The option agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence or the definition of "services" to be rendered to the Company.

       SECTION 10. Liability of Company. The Company, its parent or any subsidiary which is in existence or hereafter comes into existence shall not be liable to an optionee or other persons as to:

              (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

              (b) Tax Consequences. Any tax consequence expected, but not realized, by any optionee or other person due to the exercise of any option granted hereunder.

       SECTION 11. Effectiveness and Expiration of Plan. The Plan shall be effective on the date the Board of Directors of the Company adopts the Plan. If the shareholders of the Company fail to approve the Plan within twelve months of the date the Board of Directors approved the Plan, the Plan shall terminate and all options previously granted under the Plan shall become void and of no effect. The Plan shall expire seven years after the date the Board of Directors approves the Plan and thereafter no option shall be granted pursuant to the Plan.

       SECTION 12. Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations of the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

       SECTION 13. Governing Law. This Plan and any agreements hereunder, shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.





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       I, Rosemary M. Demark, being the duly elected Assistant Secretary of
Century Bancshares, Inc. DO HEREBY CERTIFY, on this 5th day of March l987, that the preceding Non-Qualified Stock Option Plan For Directors is a true and complete copy of such Plan as amended and restated by the Board of Directors of the Company at a meeting duly called and held on February 11, l987 at which meeting a quorum was present and acting throughout, and that said Plan, as amended and restated above, is in full force and effect as of the date hereof.



                                        /s/ ROSEMARY M. DEMARK
                                        ---------------------------------------
                                        Rosemary M. DeMark
                                        Assistant Secretary





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                FIRST AMENDMENT TO THE CENTURY BANCSHARES, INC.
                 NON-QUALIFIED STOCK OPTION PLAN FOR DIRECTORS

                              W I T N E S S E T H:

         WHEREAS, Century Bancshares, Inc. (the "Company") presently maintains the Century Bancshares, Inc. Non- Qualified Stock Option Plan for Directors ("Plan"), which became effective on November 19, 1986; and

         WHEREAS, the Board of Directors of the Company, pursuant Section 7 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

         NOW, THEREFORE, in order to make the revisions desired by the Board of Directors of the Company, the Plan is hereby amended in the following manner:

         1. Effective as of the date hereof, Section 2 is hereby amended in its entirety to read as follows:

                 SECTION 2. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company ("Committee"). Subject to the terms of the Plan, the Committee shall have the power to interpret the provisions and supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members at a duly held regular or special meeting or by written consent in lieu of any such meeting. A majority of the directors in office shall constitute a quorum and all decisions made by the Committee pursuant to the provisions of the Plan shall be made by a majority of the directors present at any duly held regular or special meeting at which a quorum is present (unless the concurrence of a greater proportion is required by law or by the articles or bylaws of the Company) or by the written consent of all of the directors in lieu of any such meeting.

         2. Effective as of the date hereof, Section 4 is hereby amended in its entirety to read as follows:

                 SECTION 4. Eligibility. Each director of the Company and/or Century National Bank who is not otherwise an employee of the Company or any of the Company's subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986) shall be eligible to participate in the Plan as recipients of options.

         3. Effective as of the date hereof, Section 5 is hereby deleted in its entirety.
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         4.      Effective as of the date hereof, Section 6(a) is hereby
amended in its entirety to read as follows:

                 (a) Option Awards and Exercise Period. Each director of the Company and/or Century National Bank who is eligible to receive options under the Plan shall be granted one automatic and nondiscretionary option to acquire the following number of shares of Common Stock on the date of each Annual Meeting of Stockholders at which he is elected or reelected to serve as a director of the Company and/or Century National Bank:

                          (i) An amount equal to the total number of shares of Common Stock reserved under the Plan which are not subject to outstanding options, divided by the total number of directors eligible to receive options under the Plan at such Annual Meeting of Stockholders, or

                          (ii) 1,500 shares of Common Stock, whichever is less.

         Each option granted under the Plan shall provide that it shall terminate and be of no force or effect with respect to any shares not previously taken up by the optionee upon the expiration of seven years from the date of grant.

         5. Effective as of the date hereof, Section 6(b) is hereby amended in its entirety to read as follows:

                 (b) Option Price. The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be equal to the greater of the par value of the Common Stock or 100% of the fair market value of a share of Common Stock on the date the option is granted. The fair market value of a share of Common Stock on a particular date shall be deemed to be the average (mean) of the reported "high" and "low" sales prices for such shares as reported in The Wall Street Journal's NYSE-Composite Transactions listing for such day (corrected for obvious typographical errors), or if such shares are not reported in such listing, then the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported "high" and "low" sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average between the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average closing bid and asked prices reported by the National Quotation Bureau Incorporated, or, in all other cases, the value established by the Board of Directors of the Company in good faith.





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         6.      Effective as of the date hereof, Section 5(g) is hereby
amended in its entirety to read as follows:

                 (g) Assignability. An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

         7. Effective as of the date hereof, Section 7 is hereby amended by the addition of the following sentence as the last sentence thereof:

                 Notwithstanding the foregoing, to the extent but only to the extent required in order that Rule 16b- 3(c)(2)(ii)(B), as promulgated in SEC Release No. 34-28869, February 8, 1991, be complied with, the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act, or the rules thereunder.

         IN WITNESS WHEREOF, the Company has executed this First Amendment to the Century Bancshares, Inc. Non-Qualified Stock Option Plan for Directors on this 18th day of March, 1992.

         ATTEST:                               CENTURY BANCSHARES, INC.


         /s/ FRANCES K. ROBERTS                By:  /s/ JOSEPH S. BRACEWELL
         ----------------------                   -----------------------------
                                               Name:   Joseph S. Bracewell
                                                    ---------------------------
                                               Title:  Chairman of the Board
                                                     --------------------------



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